                                                                   EXHIBIT 99.1

[TR SYSTEMS LOGO]                    News Release

                                     Contact:    Lyle Newkirk
                                                 T/R Systems, Inc.
                                                 Tel:  +1 (770) 448-9008
                                                 Fax: +1 (770) 448-3202
                                                 e-mail: lnewkirk@trsystems.com

For Immediate Release


                  T/R SYSTEMS ANNOUNCES SECOND QUARTER RESULTS
                                  Loss Narrows

ATLANTA, GA - August 27, 2003 - T/R SYSTEMS, INC. (NASDAQ: TRSI), a leader in developing innovative solutions for the management and production of digital documents, today announced a 3% increase in revenue for its second quarter, which ended July 31, 2003. Revenue for the quarter ended July 31, 2003 was $4.0 million versus $3.9 million in the same quarter a year ago.

The revenue increase is mainly the result of improvements in the sales of the MicroPress(R) products into the OEM distribution channel and improved revenue from the Digital StoreFront(TM) product. Revenue from sales into the OEM channel was $2.8 million in the second quarter as compared to $2.4 million a year ago.

In the quarter ended July 31, 2003, the net loss was $784,000 versus a net loss of $6.9 million in the quarter ended July 31, 2002. The operating loss for the quarter that ended July 31, 2002 contained certain restructuring charges of $3.6 million, principally for inventory and equipment writedowns, severance for terminated employees and the costs of facility consolidation. The significant decline in the net loss is the result of a decrease in product costs as well as a reduction in all other expense categories.

Loss per common share outstanding was 6 cents versus 55 cents in the last year's comparable quarter.

Cash and cash equivalents were $4.9 million on July 31, 2003, a decline of $190,000 during the quarter. There was no outstanding debt.

"We are encouraged by our recent financial performance," said Mike Kohlsdorf, President and Chief Executive Officer. "We are pleased that the actions we have taken in the previous year to improve revenue while lowering product costs and overall expenses are beginning to pay off."


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T/R Systems Announces Second Quarter Results
Pg 2


T/R Systems will hold a conference call at 8:30 a.m. (EDT) tomorrow to further discuss these results. The conference call will be broadcast via the Internet as well as telephone. To listen over the Internet, participants should visit www.trsystems.com/investor and follow the directions. Participants wishing to listen via telephone should call 1-800-915-4836 in the United States and Canada or 1-973-317-5319 outside the United States and Canada by 8:20 a.m. (EDT) on Thursday, August 28, 2003 and reference the "T/R Systems Second Quarter Earnings Release."

The rebroadcast of the call will be available via the Internet and telephone from August 28, 2003 at 8:00 p.m. (EDT) until midnight on September 12, 2003. To listen to the rebroadcast via the Internet, participants should visit www.trsystems.com/investor and follow the directions. To listen to the rebroadcast via telephone, participants should dial 1-800-428-6051 in the United States and Canada or 1-973-709-2089 outside the United States and Canada and enter the identification number 304486 when prompted.

ABOUT T/R SYSTEMS INC.

T/R Systems (www.trsystems.com) provides the printing and publishing industry with an integrated software suite that transforms digital copiers and printers into powerful, scalable print-on-demand systems. Its solutions turn complex document production tasks into efficient automated business processes.

T/R Systems solutions are used by a broad spectrum of customers, including corporations, colleges and universities, facilities managers and print-for-pay service providers. Despite the seemingly different requirements of each of these groups, the one constant is their desire to provide effective and efficient document production services to their customers.

For additional information, contact Lyle Newkirk of T/R Systems, Inc. at 1300 Oakbrook Dr., Norcross, Georgia 30093, USA; Phone: +1 770-448-9008;
Fax: +1 770-448-3202; e-mail: lnewkirk@trsystems.com or visit T/R Systems' home page: http://www.trsystems.com.

 "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from T/R Systems' actual future experience involving any one or more of such matters and subject areas. Such risks and uncertainties include general economic conditions, demand for our products, the competitiveness of our products and our markets, and changes in technology, as well as those that are described in T/R Systems' reports filed with the SEC from time to time, including the annual report on Form 10-K for the fiscal year ended January 31, 2003 and the subsequent report on Form 10-Q.

     ALL PRODUCT AND COMPANY NAMES ARE TRADEMARKS OR REGISTERED TRADEMARKS AND ARE THE PROPERTY OF THEIR OWNERS AND ARE RESPECTFULLY ACKNOWLEDGED.


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T/R Systems Announces Second Quarter Results
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                               T/R SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                   THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                         JULY 31,                           JULY 31,
                                                                -------------------------         -------------------------
                                                                  2003             2002             2003             2002
                                                                --------         --------         --------         --------

REVENUE                                                         $  4,023         $  3,921         $  7,828         $  7,183


OPERATING EXPENSES:

   COST OF IMAGING SYSTEMS                                         1,546            3,326            3,047            5,424
   RESEARCH AND DEVELOPMENT                                          873            1,883            1,750            3,324
   SALES AND MARKETING                                             1,929            3,662            3,965            6,001
   GENERAL AND ADMINISTRATIVE                                        466            1,964              909            2,657
                                                                --------         --------         --------         --------

                TOTAL OPERATING EXPENSES                           4,814           10,835            9,671           17,406
                                                                --------         --------         --------         --------

OPERATING LOSS                                                      (791)          (6,914)          (1,843)         (10,223)

INTEREST INCOME                                                        7               42               20               88
                                                                --------         --------         --------         --------

LOSS BEFORE INCOME TAXES                                            (784)          (6,872)          (1,823)         (10,135)
INCOME TAXES                                                        --               --               --               --
                                                                --------         --------         --------         --------

NET LOSS                                                        $   (784)        $ (6,872)        $ (1,823)        $(10,135)

                                                                ========         ========         ========         ========

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                   $  (0.06)        $  (0.55)        $  (0.14)        $  (0.82)
                                                                ========         ========         ========         ========
COMMON SHARES OUTSTANDING - BASIC AND DILUTED                     12,470           12,400           12,469           12,352
                                                                ========         ========         ========         ========


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T/R Systems Announces Second Quarter Results
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                               T/R SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                        JULY 31,        JANUARY 31,
                                                                          2003             2003
                                                                        --------        -----------
                                            ASSETS

CURRENT ASSETS:
        CASH AND CASH EQUIVALENTS                                       $  4,864         $  7,154
        RECEIVABLES, NET                                                   1,856            1,919
        INVENTORIES, NET                                                   2,106            2,180
        PREPAID EXPENSES AND OTHER                                           426              305
                                                                        --------         --------
                TOTAL CURRENT ASSETS                                       9,252           11,558

PROPERTY AND EQUIPMENT, NET                                                2,775            3,737
                                                                        --------         --------
                                                                        $ 12,027         $ 15,295
                                                                        ========         ========


                            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
         LINE OF CREDIT                                                 $   --           $    220
         ACCOUNTS PAYABLE                                                  1,409            1,492
         DEFERRED REVENUE                                                    718              673
         ACCRUED SALARIES AND WAGES                                          686              932
         OTHER LIABILITIES                                                 1,703            2,649
                                                                        --------         --------
                TOTAL CURRENT LIABILITIES                                  4,516            5,966


SHAREHOLDERS' EQUITY:
        COMMON STOCK                                                         124              124
        ADDITIONAL PAID-IN CAPITAL                                        43,669           43,664
        ACCUMULATED DEFICIT                                              (36,282)         (34,459)
                                                                        --------         --------
                TOTAL SHAREHOLDERS' EQUITY                                 7,511            9,329
                                                                        --------         --------


                                                                        $ 12,027         $ 15,295
                                                                        ========         ========

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